UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

November 1, 2024 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of September 30, 2024. A calculation of the NAV per share is set forth below.

September 30, 2024 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at areswmsresources.com/investment-solutions/AREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of September 30, 2024 and August 31, 2024:

	As of
(in thousands)	September 30, 2024	August 31, 2024
Investments in residential properties	$1,936,450	$1,919,900
Investments in industrial properties	1,820,750	1,825,100
Investments in retail properties	685,650	682,400
Investments in office properties	462,500	461,600
Investments in other properties (1)	158,550	157,650
Total investment in real estate properties	5,063,900	5,046,650
Investments in real estate debt and securities	447,858	445,561
Investments in unconsolidated joint venture partnerships	272,168	261,043
DST Program Loans	124,711	105,198
Total investments	5,908,637	5,858,452
Cash and cash equivalents	21,020	15,736
Restricted cash	7,176	7,183
Other assets	64,232	63,431
Line of credit, term loans and mortgage notes	(2,176,697)	(2,245,386)
Financing obligations associated with our DST Program	(1,334,129)	(1,202,393)
Other liabilities	(117,860)	(112,809)
Accrued performance participation allocation	—	—
Accrued advisory fees	(3,474)	(3,367)
Noncontrolling interests in consolidated joint venture partnerships	(7,126)	(7,098)
Aggregate Fund NAV	$2,361,779	$2,373,749
Total Fund Interests outstanding	315,086	317,932
(1)	Includes self-storage properties.

The following table sets forth the NAV per Fund Interest as of September 30, 2024 and August 31, 2024:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of September 30, 2024
Monthly NAV	$2,361,779	$208,179	$336,999	$47,501	$447,631	$332,287	$1,797	$—	$147	$987,238
Fund Interests outstanding	315,086	27,773	44,959	6,337	59,718	44,331	240	—	20	131,708
NAV Per Fund Interest	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$7.4957	$—	$7.4957	$7.4957
As of August 31, 2024
Monthly NAV	$2,373,749	$209,364	$338,682	$47,721	$457,289	$333,965	$—	$—	$—	$986,728
Fund Interests outstanding	317,932	28,041	45,362	6,392	61,248	44,730	—	—	—	132,159
NAV Per Fund Interest	$7.4662	$7.4662	$7.4662	$7.4662	$7.4662	$7.4662	$—	$—	$—	$7.4662

NAV per Fund Interest is not presented for Class S-PR, Class D-PR and Class I-PR shares as of August 31, 2024 (and September 30, 2024 for Class D-PR shares) because we had no Class S-PR, Class D-PR or Class I-PR shares outstanding as of such date.

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that (i) we currently owe and (ii) we estimate we may pay in future periods for the Fund Interests. As of September 30, 2024, we estimated approximately $67.1 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of September 30, 2024, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other	Weighted-Average Basis
Exit capitalization rate	5.3%	5.8%	6.5%	7.2%	5.7%	5.8%
Discount rate / internal rate of return	7.0%	7.4%	7.3%	8.6%	7.7%	7.4%
Average holding period (years)	10.0	10.0	10.0	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.1%	3.0%	2.3%	2.5%	2.8%	2.9%
	0.25% increase	(2.8)%	(2.8)%	(2.2)%	(2.4)%	(2.5)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.0%	1.9%	2.0%	1.9%	2.0%
	0.25% increase	(1.9)%	(2.0)%	(1.8)%	(2.0)%	(1.9)%	(1.9)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03333 per share for the month of September 2024. These distributions were paid to all stockholders of record as of the close of business on September 30, 2024, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of September 30, 2024, our consolidated investments include 108 real estate properties totaling approximately 21.1 million square feet located in 33 markets throughout the U.S., which were 93.8% leased.

As of September 30, 2024, our leverage ratio was 37.2% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.52%.

For the quarter ended September 30, 2024, we raised gross proceeds of approximately $260.7 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $27.1 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for July, August and September, which were redeemed in full on August 1, 2024, September 1, 2024 and October 1, 2024, respectively, was $52.9 million.

Update on Real Properties

As of September 30, 2024, our consolidated investments include 108 real estate properties totaling approximately 21.1 million square feet located in 33 markets throughout the U.S., which were 93.8% leased. Rent growth on comparable commercial leases executed during the third quarter of 2024 averaged 54.7% when calculated using cash basis rental rates and 61.5% when calculated using GAAP basis rental rates. Rent growth on comparable commercial leases executed during the trailing 12 months ended September 30, 2024 averaged 25.6% when calculated using cash basis rental rates and 36.1% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the trailing 12 months ended September 30, 2024 averaged 54.8% when calculated using cash basis rental rates and 62.9% when calculated using GAAP basis rental rates. For our residential properties, rent growth on new and renewal leases executed during the third quarter of 2024 averaged 0.6%. Rent growth on new and renewal residential leases executed during the trailing 12 months ended September 30, 2024 averaged 0.6%. As of September 30, 2024, rents across our residential properties and industrial properties, our two largest categories, were estimated to be 4.0% and 22.1% below market (on a weighted-average basis).

As used herein, the term “commercial” refers to our office, retail and industrial properties or customers, as applicable.

Acquisitions. During the three months ended September 30, 2024, we acquired six self-storage properties for an aggregate contractual purchase price of $97.0 million.

Dispositions. During the three months ended September 30, 2024, we sold a portion of one retail property for a gross sales price of $4.2 million. Our accounting basis (net of accumulated depreciation and amortization) for this property as of the disposition date was approximately $2.8 million.

Portfolio Overview. We currently group our real property portfolio into five categories: office, retail, residential, industrial and other. The following table summarizes our real property portfolio by category as of September 30, 2024:

					Average
				% of Total	Effective Annual			% of
($ and square feet in thousands,	Number of	Number of	Rentable	Rentable	Base Rent per	%	Aggregate	Aggregate
except for per square foot data)	Markets (1)	Real Properties	Square Feet	Square Feet	Square Foot (2)	Leased	Fair Value	Fair Value
Residential properties	9	19	5,119	24.2%	$29.18	91.4%	$1,936,450	38.3%
Industrial properties	29	56	11,668	55.2	7.31	96.6	1,820,750	36.0
Retail properties	8	18	2,294	10.8	20.06	96.7	685,650	13.5
Office properties	6	7	1,393	6.6	37.95	79.3	462,500	9.1
Other properties	4	8	668	3.2	19.49	84.9	158,550	3.1
Total real property portfolio	33	108	21,142	100.0%	$15.94	93.8%	$5,063,900	100.0%
(1)	Reflects the number of unique markets by category and in total. As such, the total number of markets does not equal the sum of the number of markets by category as certain categories are located in the same market.
(2)	Amount calculated as total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis) per the terms of the lease, divided by total lease square footage as of September 30, 2024.

Market Diversification. The following table summarizes certain operating metrics of our real property portfolio by market and by category as of September 30, 2024:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Residential properties:
Atlanta, GA	2	$178,205	3.6%	566	2.7%	89.2%
Central Florida	3	436,922	8.9	958	4.5	91.0
Dallas, TX	4	360,143	7.3	1,116	5.3	90.6
D.C. / Baltimore	1	96,667	2.0	287	1.4	96.1
Denver, CO	1	80,788	1.6	202	0.9	93.8
Pennsylvania	2	103,244	2.1	235	1.1	93.4
San Antonio, TX	2	151,503	3.1	592	2.8	90.9
South Florida	3	381,932	7.7	959	4.5	90.5
Tucson, AZ	1	125,660	2.5	204	1.0	97.9
Total residential properties (5,527 units)	19	1,915,064	38.8	5,119	24.2	91.4
Industrial properties:
Atlanta, GA	1	66,413	1.3	798	3.8	100.0
Bay Area, CA	3	168,241	3.4	614	2.9	92.0
Birmingham, AL	1	4,336	0.1	69	0.3	0.0
Greater Boston	1	56,819	1.2	234	1.1	100.0
Central Florida	6	242,821	4.9	1,414	6.7	92.9
Charlotte, NC	1	22,616	0.5	208	1.0	100.0
Chicago, IL	1	9,480	0.2	110	0.5	100.0
Cincinnati, OH	1	18,965	0.4	218	1.0	100.0
Dallas, TX	1	19,707	0.4	230	1.1	100.0
D.C. / Baltimore	2	17,250	0.4	75	0.4	100.0
Denver, CO	2	59,072	1.2	365	1.7	100.0
Grand Rapids, MI	1	7,004	0.1	189	0.9	100.0
Houston, TX	5	138,060	2.8	1,210	5.7	93.5
Indianapolis, IN	3	81,553	1.7	966	4.6	100.0
Las Vegas, NV	2	33,783	0.7	276	1.3	100.0
Louisville, KY	1	19,299	0.4	235	1.1	100.0
Metro New York	2	29,768	0.6	172	0.8	100.0
Minneapolis / St. Paul, MN	1	6,193	0.1	108	0.5	100.0
New Jersey	4	68,242	1.4	571	2.7	100.0
Oklahoma City, OK	1	6,845	0.1	81	0.4	100.0
Pennsylvania	3	94,926	2.0	564	2.7	81.9
Phoenix, AZ	2	46,731	0.9	240	1.1	100.0
Portland, OR	1	15,723	0.3	123	0.6	100.0
Reno, NV	1	68,836	1.4	723	3.4	100.0
Salt Lake City, UT	2	143,970	2.9	916	4.3	100.0
San Antonio, TX	3	50,237	1.0	538	2.6	100.0
San Diego, CA	1	26,452	0.5	136	0.6	100.0
South Florida	1	13,223	0.3	76	0.4	100.0
Southern California	2	68,577	1.4	209	1.0	100.0
Total industrial properties	56	1,605,142	32.6	11,668	55.2	96.6
Retail properties:
Atlanta, GA	1	58,233	1.2	328	1.5	99.4
Birmingham, AL	1	45,422	0.9	193	0.9	95.7
D.C. / Baltimore	1	40,882	0.8	131	0.6	98.4
Greater Boston	10	268,438	5.5	986	4.6	95.7
New Jersey	1	66,927	1.4	226	1.1	96.0
Raleigh, NC	1	45,195	0.9	125	0.6	96.1
South Florida	2	113,712	2.3	204	1.0	98.0
Tulsa, OK	1	36,110	0.7	101	0.5	97.7
Total retail properties	18	674,919	13.7	2,294	10.8	96.7
Office properties:
Austin, TX	1	84,199	1.7	273	1.3	78.8
Dallas, TX	1	52,273	1.1	165	0.8	93.2
D.C. / Baltimore	1	91,065	1.8	131	0.6	67.8
Metro New York	1	269,503	5.5	599	2.8	77.6
Minneapolis / St. Paul, MN	1	37,931	0.8	102	0.5	58.4
New Jersey	2	47,220	0.9	123	0.6	100.0
Total office properties	7	582,191	11.8	1,393	6.6	79.3
Other properties:
Central Florida	2	22,446	0.5	127	0.6	81.2
New Jersey	1	23,939	0.5	89	0.4	75.7
Pennsylvania	3	63,056	1.3	291	1.4	88.4
South Florida	2	44,017	0.8	161	0.8	86.5
Total other properties	8	153,458	3.1	668	3.2	84.9
Total real property portfolio	108	$4,930,774	100.0%	21,142	100.0%	93.8%
(1)	Percentage leased is based on executed leases as of September 30, 2024.

The following table sets forth the top 10 geographic allocations of our real property portfolio based on fair value as of September 30, 2024:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
Central Florida	11	$650,650	12.8%
South Florida	8	565,000	11.2
Dallas, TX	6	435,400	8.6
Atlanta, GA	4	346,950	6.9
Greater Boston	11	320,600	6.3
Pennsylvania	8	284,300	5.6
D.C. / Baltimore	5	248,900	4.9
Metro New York	3	231,900	4.6
New Jersey	8	228,750	4.5
San Antonio, TX	5	195,400	3.9
Other	39	1,556,050	30.7
Total real properties	108	$5,063,900	100.0%

Lease Terms. Commercial lease terms typically range from one to 10 years, and often include renewal options. Substantially all of our commercial properties are subject to leases on a “triple net basis” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. Most of our commercial leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of our residential leases expire within 12 months.

Lease Expirations. As of September 30, 2024, the weighted-average remaining term of our total leased commercial portfolio was approximately 4.6 years based on annualized base rent and 4.0 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at our commercial properties for leases in place as of September 30, 2024, without giving effect to the exercise of renewal options or termination rights, if any. The table excludes our residential and self-storage properties as substantially all leases at such properties expire within 12 months.

($ and square feet in thousands)	Number of Commercial Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Leased Square Feet	% of Total Leased Square Feet
Remainder of 2024 (2)	15	$1,989	1.2%	51	0.4%
2025	47	15,746	9.3	1,314	9.0
2026	76	21,372	12.6	2,454	16.8
2027	70	24,434	14.4	2,675	18.3
2028	85	25,338	15.0	2,193	15.0
2029	72	26,073	15.4	2,692	18.4
2030	35	14,217	8.4	816	5.6
2031	26	7,356	4.4	757	5.2
2032	23	11,189	6.6	629	4.3
2033	26	7,619	4.5	406	2.8
Thereafter	39	13,821	8.2	615	4.2
Total leased	514	$169,154	100.0%	14,602	100.0%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.
(2)	Includes one lease totaling approximately 2,320 square feet that expired on September 30, 2024.

Customer Diversification. We believe that the customer base that occupies our real property portfolio is generally stable and well-diversified. As of September 30, 2024, there were no customers that represented more than 10.0% of total annualized base rent or more than 10.0% of total leased square feet. The following table reflects our 10 largest customers, based on annualized base rent, as of September 30, 2024:

($ and square feet in thousands)	Number of Locations (1)	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Leased Square Feet	% of Total Leased Square Feet
S.P. Richards Company	10	$9,481	3.0%	1,331	6.7%
Stop & Shop	7	8,034	2.5	449	2.3
Amazon.com / Whole Foods	5	5,459	1.7	604	3.0
Mizuho Bank Ltd.	1	4,517	1.4	107	0.5
FedEx	2	4,493	1.4	999	5.0
Harvest Right	1	2,952	0.9	340	1.7
Apple, Inc.	1	2,757	0.9	94	0.5
Best Buy Stores	2	2,399	0.8	153	0.8
Mattress Firm, Inc.	6	2,349	0.8	190	1.0
TJX Companies	4	2,183	0.7	198	1.0
Total	39	$44,624	14.1%	4,465	22.5%
(1)	Reflects the number of properties for which the customer has at least one lease in-place.
(2)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective commercial customers based on financial, operating and business plan information that such prospective customers provide to us, as well as other market, industry and economic information that is generally publicly available. As a result of this assessment, we may require that the customers enhance their credit by providing us with security deposits, letters of credit from established financial institutions, or personal or corporate guarantees. Customer creditworthiness often influences the amount of upfront tenant improvements, lease incentives, concessions or other leasing costs. We evaluate creditworthiness of our residential customers based on standard market practice, which includes credit checks.

Industry Diversification. We intend to maintain a well-diversified mix of customers to limit our exposure to any single customer or industry. Our diversified investment strategy inherently provides for customer diversity, and we continue to monitor our exposure relative to our larger customer industry sectors. The following table reflects the 10 largest industry concentrations within our portfolio, based on annualized base rent, as of September 30, 2024 and assumes that our residential and self-storage investments are not concentrated within any specific industry:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent	Leased Square Feet	% of Total Leased Square Feet
Storage / Warehousing	25	$19,891	6.3%	2,956	14.9%
Financial	29	15,189	4.8	350	1.8
Professional Services	49	15,179	4.8	559	2.8
Supermarket	17	14,239	4.5	843	4.2
Food & Beverage	75	10,556	3.3	471	2.4
Healthcare Services	40	7,478	2.4	248	1.2
Apparel / Clothing	18	6,657	2.1	786	4.0
Post & Courier Services	8	6,151	2.0	1,167	5.9
Transportation / Logistics	12	6,133	1.9	919	4.6
Computer / Electronics	11	5,720	1.8	269	1.4
Total	284	$107,193	33.9%	8,568	43.2%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
October 15, 2024
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer